Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19057, 333-27977, and 333-136316) of our reports dated March 12, 2010 related to the consolidated financial statements of Medallion Financial Corp. and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the three-year period ended December 31, 2009 and related to the selected financial ratios and other data for each of the five years in the five-year period ended December 31, 2009, and on the effectiveness of internal control over financial reporting as of December 31, 2009 and our report dated March 12, 2010 related to the financial statements of Medallion Bank as of December 31, 2009 and 2008 and for each of the three years in the three-year period ended December 31, 2009, which appear in the Annual Report on Form 10-K of Medallion Financial Corp. for the year ended December 31, 2009.

Weiser LLP

New York, New York

March 12, 2010